Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2016 Financial Results

JACKSON, Miss. – October 25, 2016 – Trustmark Corporation (NASDAQ:TRMK) reported net income of $31.0 million in the third quarter of 2016, which represented diluted earnings per share of $0.46.  This level of earnings resulted in a return on average tangible common equity of 11.16% and a return on average assets of 0.95%.  Diluted earnings per share in the third quarter of 2016 increased 9.5% relative to the same period in the prior year and 15.0% from the prior quarter when a one-time charge related to a voluntary early retirement program (ERP) in that quarter is excluded.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2016, to shareholders of record on December 1, 2016.

Third Quarter Highlights

•	Loans held for investment increased $94.0 million, or 5.2% annualized, from the prior quarter and $707.6 million, or 10.4%, year-over-year
•	Credit quality remained solid, reflecting continued reductions in nonperforming assets
•	Revenue excluding income on acquired loans increased 2.2% linked quarter, or 8.8% annualized, and 2.7% year-over-year to total $135.5 million in the third quarter
•	Core noninterest expense remained well controlled at $96.6 million

Gerard R. Host, President and CEO, stated, “Trustmark achieved another quarter of solid financial results.  We continued to maintain and expand customer relationships in our banking business by growing loans while maintaining solid credit quality.  Our other lines of business continued to perform well, reflecting strength in insurance and mortgage banking.  Core noninterest expense remained well controlled.  Thanks to our associates, solid profitability and strong capital base, Trustmark remains well positioned to continue meeting the needs of our customers and creating long-term value for our shareholders.”

Balance Sheet Management

•	Diversified legacy loan growth reflects the value of Trustmark’s five-state franchise
•	Noninterest-bearing deposits increased to 32.1% of total deposits at September 30; cost of deposits remained steady at 0.13% in the third quarter
•	Solid capital base continues to provide flexibility in pursuing growth opportunities

Loans held for investment totaled $7.5 billion at September 30, 2016, reflecting an increase of 5.2% annualized from the prior quarter and 10.4% year-over-year. Compared to the prior quarter, loans to state and other political subdivisions increased $70.6 million reflecting growth in Texas, Mississippi and Alabama. Construction, land development and other land loans increased $48.3 million driven by growth across Trustmark’s five-state franchise. Other loans, which include loans to nonprofits and real estate investment trusts, increased $34.9 million, reflecting growth in Mississippi and Tennessee. Loans secured by nonfarm, nonresidential real estate increased $15.4 million with growth in the Mississippi, Texas and Florida markets. Commercial and industrial loans declined $45.1 million as growth in Alabama, Tennessee and Florida was more than offset with declines in Mississippi and Texas. During the quarter, Trustmark sold the vast majority of its lower-rate, longer-term home mortgages in the secondary market rather than replacing the runoff in its single-family loan portfolio; as a result, the single-family loan portfolio decreased by $27.6 million.

Acquired loans totaled $295.7 million at September 30, 2016, down $43.3 million from the prior quarter.  Collectively, loans held for investment and acquired loans totaled $7.8 billion at September 30, 2016, up $50.7 million, or 2.6% annualized, from the prior quarter.

Deposits totaled $9.7 billion at September 30, 2016, up $154.2 million, or 1.6%, from the prior quarter.  Trustmark continues to maintain an attractive, low-cost deposit base with a total cost of deposits of 0.13%.  The favorable mix of interest-bearing liabilities yielded a total cost of funds of 0.30% for the third quarter of 2016.

Trustmark’s capital position remained solid, reflecting the consistent profitability of its diversified financial services businesses.  During the third quarter, Trustmark did not repurchase any of its common shares.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At September 30, 2016, Trustmark’s tangible equity to tangible assets ratio was 8.97%, while its total risk-based capital ratio was 13.82%.  Tangible book value per share was $16.95 at September 30, 2016, up 5.9% from the prior year.

Credit Quality

•	Nonperforming loans and other real estate decreased 16.5% and 6.5%, respectively, from the prior quarter
•	Allowance for loan losses represented 256.56% of nonperforming loans, excluding specifically reviewed impaired loans
•	Allowance for held for investment and acquired loans represented 1.06% of total held for investment and acquired loans

At September 30, 2016, nonperforming loans totaled $54.4 million, down 16.5% linked quarter and 11.0% year-over-year.  Other real estate totaled $65.0 million, reflecting a decline of 6.5% from the prior quarter and 22.6% from the same period one year earlier.

Net charge-offs for the quarter were $5.2 million and resulted from four impaired credits being written down to fair value or charged-off in full.  None of these credits were energy related, and a significant portion of the net charge-offs had been provisioned for in previous periods.

Allocation of Trustmark's $70.9 million allowance for loan losses represented 1.02% of commercial loans and 0.68% of consumer and home mortgage loans, resulting in an allowance to total loans held for investment of 0.95% at September 30, 2016, representing a level Management considers commensurate with the inherent risk in the loan portfolio.  Collectively, the allowance for both held for investment and acquired loan losses represented 1.06% of total loans, which include held for investment and acquired loans.

Unless otherwise noted, all of the above credit quality metrics exclude acquired loans and other real estate covered by FDIC loss-share agreement.

Revenue Generation

•	Net interest income (FTE) excluding income on acquired loans totaled $95.4 million in the third quarter, up 2.7% from the prior quarter
•	Noninterest income totaled $44.7 million in the third quarter, up 1.1% from the prior quarter
•	Insurance and mortgage banking revenue demonstrated solid growth, increasing 4.5% and 9.6%, respectively, from the prior quarter

Net interest income (FTE) in the third quarter totaled $102.2 million, which resulted in a net interest margin of 3.52%.  Compared to the prior quarter, net interest income (FTE) increased $1.3 million, which reflects continued growth in interest income from both the held for sale and held for investment loan portfolios, in addition to a lower level of interest and recoveries from the acquired loan portfolio.  The yield on acquired loans in the third quarter totaled 8.50% and included recoveries from settlement of debt of $1.9 million; this compares to $2.9 million in recoveries from settlement of debt in the prior quarter.  The net interest margin (FTE) excluding acquired loans totaled 3.38% in the third quarter, remaining unchanged from the prior quarter.

Service charges on deposit accounts totaled $11.7 million in the third quarter, an increase of $626 thousand, or 5.7%, from the prior quarter and a decline of $723 thousand, or 5.8%, year-over-year.  The linked quarter change was attributable to a seasonal increase in occurrences of consumer overdrafts while the year-over-year decline reflected a decrease in consumer and business service charges as well as a reduction in occurrences of consumer overdrafts.

Bank card and other fees totaled $6.8 million in the third quarter, a decline of $680 thousand, or 9.1%, linked quarter and $208 thousand, or 3.0%, year-over-year.  The linked quarter decline reflected a seasonal reduction in ATM surcharge revenue as well as reduced revenue from customer derivatives while the change year-over-year included lower ATM surcharge revenue.

Insurance revenue totaled $10.1 million in the third quarter, an increase of $436 thousand, or 4.5%, from the prior quarter and $168 thousand, or 1.7%, from the same period one year earlier.  The linked quarter increase was primarily driven by the commercial property and casualty line of business while growth year-over-year reflected increases in group health insurance and other commission income, which were offset in part by reduced commercial property and casualty revenue.

Wealth management revenue totaled $7.6 million in the third quarter, a decrease of $438 thousand, or 5.5%, from the prior quarter and $219 thousand, or 2.8%, from the comparable period in 2015, reflecting in part a decline in trust management revenue.

Mortgage banking revenue in the third quarter totaled $7.4 million, an increase of $643 thousand, or 9.6%, linked quarter and a decrease of $79 thousand, or 1.1%, year-over-year.  The growth from the prior quarter reflected increased secondary marketing gains and improved hedge ineffectiveness as well as expanded mortgage servicing income.  When compared to levels one year earlier, increased secondary marketing gains and mortgage servicing income were more than offset by unfavorable mortgage servicing hedge ineffectiveness and a lower level of mark-to-market gains on mortgage loans held for sale.  Mortgage loan production in the third quarter totaled $487.9 million, up 20.8% from the prior quarter and 16.1% from the comparable period one year earlier.

Noninterest Expense

•	Core noninterest expense remained well controlled at $96.6 million
•	Results of the previously announced ERP produced savings of $1.9 million during the third quarter

Trustmark’s proactive expense management programs have resulted in lower noninterest expense and improved efficiency levels.  During the third quarter, noninterest expense totaled $97.9 million, down $12.3 million, or 11.1% from the prior quarter.  Excluding the one-time charge of $9.3 million in second quarter related to the ERP, noninterest expense declined $3.0 million, or 2.9%, linked quarter.  The efficiency ratio improved 339 basis points during the quarter to 63.8%.

Core noninterest expense, which excludes ORE expense (gain of $1.3 million), intangible amortization ($1.7 million), expense related to reducing the risk profile of the assets of the Corporation’s defined benefit plan prior to termination ($664 thousand) and additional pension expense related to the ERP ($236 thousand), totaled $96.6 million in the third quarter, a decline of $1.4 million on a comparable basis from the prior quarter.

Salaries and benefits expense totaled $57.3 million, which decreased during the quarter by $9.8 million.  Excluding one-time ERP charges of $9.1 million during the second quarter, salary and benefits decreased by $706 thousand.   This decrease represents ERP savings of $1.9 million during the quarter offset in part by increased pension cost of $900 thousand related to reducing the risk profile of the assets of the Corporation’s defined benefits plan as well as other non-routine pension expense related to the ERP.  Other real estate expense decreased by $2.5 million during the quarter principally due to lower writedown expense of $1.2 million and an increase in the gain on sale of $1.1 million driven by the sale of two properties.  Other expense totaled $11.6 million in the quarter, a decrease of $1.1 million from the prior quarter.  Excluding ERP charges in the second quarter, other expense decreased by $823 thousand on a comparable basis from the prior quarter.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 26, 2016, at 10:00 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com, which will also include a slide presentation Management will review during the conference call.  A replay of the conference call will also be available through Wednesday, November 9, 2016, in archived format at the same web address or by calling (877) 344-7529, passcode 10093856.

Trustmark Corporation is a financial services company providing banking and financial solutions through 194 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets as well as crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues relating to the European financial system and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, including those associated with the planned termination of our noncontributory tax-qualified defined benefit pension plan, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, acts of war or terrorism, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Louis E. Greer	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-2310

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2016	6/30/2016	9/30/2015	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,249,109	$2,214,040	$2,269,763	$35,069	1.6%	$(20,654)	-0.9%
Securities AFS-nontaxable	95,233	99,296	116,290	(4,063)	-4.1%	(21,057)	-18.1%
Securities HTM-taxable	1,115,053	1,122,463	1,151,673	(7,410)	-0.7%	(36,620)	-3.2%
Securities HTM-nontaxable	34,179	34,785	36,278	(606)	-1.7%	(2,099)	-5.8%
Total securities	3,493,574	3,470,584	3,574,004	22,990	0.7%	(80,430)	-2.3%
Loans (including loans held for sale)	7,658,089	7,505,409	6,771,947	152,680	2.0%	886,142	13.1%
Acquired loans:
Noncovered loans	306,809	335,012	421,262	(28,203)	-8.4%	(114,453)	-27.2%
Covered loans	10,464	14,728	18,982	(4,264)	-29.0%	(8,518)	-44.9%
Fed funds sold and rev repos	1,352	1,263	1,167	89	7.0%	185	15.9%
Other earning assets	68,706	64,000	58,534	4,706	7.4%	10,172	17.4%
Total earning assets	11,538,994	11,390,996	10,845,896	147,998	1.3%	693,098	6.4%
Allowance for loan losses	(82,301)	(83,614)	(84,482)	1,313	-1.6%	2,181	-2.6%
Cash and due from banks	299,670	271,135	266,174	28,535	10.5%	33,496	12.6%
Other assets	1,243,854	1,240,846	1,286,189	3,008	0.2%	(42,335)	-3.3%
Total assets	$13,000,217	$12,819,363	$12,313,777	$180,854	1.4%	$686,440	5.6%

Interest-bearing demand deposits	$1,848,084	$1,830,107	$1,915,567	$17,977	1.0%	$(67,483)	-3.5%
Savings deposits	3,101,161	3,221,850	3,059,183	(120,689)	-3.7%	41,978	1.4%
Time deposits less than $100,000	961,641	978,678	1,072,373	(17,037)	-1.7%	(110,732)	-10.3%
Time deposits of $100,000 or more	705,704	699,886	712,910	5,818	0.8%	(7,206)	-1.0%
Total interest-bearing deposits	6,616,590	6,730,521	6,760,033	(113,931)	-1.7%	(143,443)	-2.1%
Fed funds purchased and repos	481,071	488,512	528,232	(7,441)	-1.5%	(47,161)	-8.9%
Short-term borrowings	311,473	319,288	534,931	(7,815)	-2.4%	(223,458)	-41.8%
Long-term FHLB advances	751,095	597,269	1,195	153,826	25.8%	749,900	n/m
Subordinated notes	49,988	49,980	49,955	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	8,272,073	8,247,426	7,936,202	24,647	0.3%	335,871	4.2%
Noninterest-bearing deposits	3,060,331	2,927,469	2,771,186	132,862	4.5%	289,145	10.4%
Other liabilities	136,971	131,627	137,134	5,344	4.1%	(163)	-0.1%
Total liabilities	11,469,375	11,306,522	10,844,522	162,853	1.4%	624,853	5.8%
Shareholders' equity	1,530,842	1,512,841	1,469,255	18,001	1.2%	61,587	4.2%
Total liabilities and equity	$13,000,217	$12,819,363	$12,313,777	$180,854	1.4%	$686,440	5.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2016	6/30/2016	9/30/2015	$ Change	% Change	$ Change	% Change
Cash and due from banks	$383,945	$322,049	$220,052	$61,896	19.2%	$163,893	74.5%
Fed funds sold and rev repos	500	3,198	—	(2,698)	n/m	500	n/m
Securities available for sale	2,410,947	2,388,306	2,382,822	22,641	0.9%	28,125	1.2%
Securities held to maturity	1,143,234	1,173,204	1,178,440	(29,970)	-2.6%	(35,206)	-3.0%
Loans held for sale (LHFS)	242,097	213,546	173,679	28,551	13.4%	68,418	39.4%
Loans held for investment (LHFI)	7,499,204	7,405,181	6,791,643	94,023	1.3%	707,561	10.4%
Allowance for loan losses	(70,871)	(71,796)	(65,607)	925	-1.3%	(5,264)	8.0%
Net LHFI	7,428,333	7,333,385	6,726,036	94,948	1.3%	702,297	10.4%
Acquired loans:
Noncovered loans	291,825	325,196	400,528	(33,371)	-10.3%	(108,703)	-27.1%
Covered loans	3,912	13,839	18,645	(9,927)	-71.7%	(14,733)	-79.0%
Allowance for loan losses, acquired loans	(11,380)	(12,480)	(12,185)	1,100	-8.8%	805	-6.6%
Net acquired loans	284,357	326,555	406,988	(42,198)	-12.9%	(122,631)	-30.1%
Net LHFI and acquired loans	7,712,690	7,659,940	7,133,024	52,750	0.7%	579,666	8.1%
Premises and equipment, net	190,930	192,732	196,558	(1,802)	-0.9%	(5,628)	-2.9%
Mortgage servicing rights	65,514	62,814	69,809	2,700	4.3%	(4,295)	-6.2%
Goodwill	366,156	366,156	365,500	—	0.0%	656	0.2%
Identifiable intangible assets	22,366	24,058	30,129	(1,692)	-7.0%	(7,763)	-25.8%
Other real estate, excluding covered other real estate	64,993	69,502	83,955	(4,509)	-6.5%	(18,962)	-22.6%
Covered other real estate	—	388	2,865	(388)	-100.0%	(2,865)	-100.0%
FDIC indemnification asset	—	—	1,749	—	n/m	(1,749)	-100.0%
Other assets	558,166	554,456	551,694	3,710	0.7%	6,472	1.2%
Total assets	$13,161,538	$13,030,349	$12,390,276	$131,189	1.0%	$771,262	6.2%

Deposits:
Noninterest-bearing	$3,111,603	$2,921,016	$2,787,454	$190,587	6.5%	$324,149	11.6%
Interest-bearing	6,574,098	6,610,508	6,624,950	(36,410)	-0.6%	(50,852)	-0.8%
Total deposits	9,685,701	9,531,524	9,412,404	154,177	1.6%	273,297	2.9%
Fed funds purchased and repos	514,918	606,336	534,204	(91,418)	-15.1%	(19,286)	-3.6%
Short-term borrowings	412,792	360,434	709,845	52,358	14.5%	(297,053)	-41.8%
Long-term FHLB advances	751,075	751,106	1,173	(31)	0.0%	749,902	n/m
Subordinated notes	49,993	49,985	49,961	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Other liabilities	150,442	145,641	144,077	4,801	3.3%	6,365	4.4%
Total liabilities	11,626,777	11,506,882	10,913,520	119,895	1.0%	713,257	6.5%
Common stock	14,090	14,090	14,076	-	0.0%	14	0.1%
Capital surplus	365,553	364,516	360,494	1,037	0.3%	5,059	1.4%
Retained earnings	1,172,193	1,157,025	1,130,766	15,168	1.3%	41,427	3.7%
Accum other comprehensive loss, net of tax	(17,075)	(12,164)	(28,580)	(4,911)	40.4%	11,505	-40.3%
Total shareholders' equity	1,534,761	1,523,467	1,476,756	11,294	0.7%	58,005	3.9%
Total liabilities and equity	$13,161,538	$13,030,349	$12,390,276	$131,189	1.0%	$771,262	6.2%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2016	6/30/2016	9/30/2015	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$80,649	$77,777	$72,951	$2,872	3.7%	$7,698	10.6%
Interest and fees on acquired loans	6,781	8,051	11,607	(1,270)	-15.8%	(4,826)	-41.6%
Interest on securities-taxable	19,351	19,402	20,264	(51)	-0.3%	(913)	-4.5%
Interest on securities-tax exempt-FTE	1,388	1,429	1,609	(41)	-2.9%	(221)	-13.7%
Interest on fed funds sold and rev repos	5	4	2	1	25.0%	3	n/m
Other interest income	223	200	392	23	11.5%	(169)	-43.1%
Total interest income-FTE	108,397	106,863	106,825	1,534	1.4%	1,572	1.5%
Interest on deposits	3,208	3,122	3,147	86	2.8%	61	1.9%
Interest on fed funds pch and repos	411	404	205	7	1.7%	206	n/m
Other interest expense	2,603	2,428	1,811	175	7.2%	792	43.7%
Total interest expense	6,222	5,954	5,163	268	4.5%	1,059	20.5%
Net interest income-FTE	102,175	100,909	101,662	1,266	1.3%	513	0.5%
Provision for loan losses, LHFI	4,284	2,596	2,514	1,688	65.0%	1,770	70.4%
Provision for loan losses, acquired loans	691	607	1,256	84	13.8%	(565)	-45.0%
Net interest income after provision-FTE	97,200	97,706	97,892	(506)	-0.5%	(692)	-0.7%
Service charges on deposit accounts	11,677	11,051	12,400	626	5.7%	(723)	-5.8%
Insurance commissions	10,074	9,638	9,906	436	4.5%	168	1.7%
Wealth management	7,571	8,009	7,790	(438)	-5.5%	(219)	-2.8%
Bank card and other fees	6,756	7,436	6,964	(680)	-9.1%	(208)	-3.0%
Mortgage banking, net	7,364	6,721	7,443	643	9.6%	(79)	-1.1%
Other, net	1,274	1,372	1,470	(98)	-7.1%	(196)	-13.3%
Nonint inc-excl sec gains (losses), net	44,716	44,227	45,973	489	1.1%	(1,257)	-2.7%
Security gains (losses), net	—	—	—	—	n/m	-	n/m
Total noninterest income	44,716	44,227	45,973	489	1.1%	(1,257)	-2.7%
Salaries and employee benefits	57,250	67,018	58,270	(9,768)	-14.6%	(1,020)	-1.8%
Services and fees	14,947	14,522	14,691	425	2.9%	256	1.7%
Net occupancy-premises	6,440	5,928	6,580	512	8.6%	(140)	-2.1%
Equipment expense	6,063	5,896	5,877	167	2.8%	186	3.2%
FDIC assessment expense	2,911	2,959	2,559	(48)	-1.6%	352	13.8%
Other real estate expense	(1,313)	1,193	3,385	(2,506)	n/m	(4,698)	n/m
Other expense	11,610	12,663	12,198	(1,053)	-8.3%	(588)	-4.8%
Total noninterest expense	97,908	110,179	103,560	(12,271)	-11.1%	(5,652)	-5.5%
Income before income taxes and tax eq adj	44,008	31,754	40,305	12,254	38.6%	3,703	9.2%
Tax equivalent adjustment	4,611	4,532	4,056	79	1.7%	555	13.7%
Income before income taxes	39,397	27,222	36,249	12,175	44.7%	3,148	8.7%
Income taxes	8,415	5,719	7,819	2,696	47.1%	596	7.6%
Net income	$30,982	$21,503	$28,430	$9,479	44.1%	$2,552	9.0%

Per share data
Earnings per share - basic	$0.46	$0.32	$0.42	$0.14	43.8%	$0.04	9.5%

Earnings per share - diluted	$0.46	$0.32	$0.42	$0.14	43.8%	$0.04	9.5%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	67,625,085	67,619,571	67,557,395

Diluted	67,793,203	67,770,174	67,707,456

Period end shares outstanding	67,626,939	67,623,601	67,557,395

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2016	6/30/2016	9/30/2015	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Alabama	$1,403	$1,379	$1,306	$24	1.7%	$97	7.4%
Florida	3,719	1,806	7,444	1,913	n/m	(3,725)	-50.0%
Mississippi (2)	41,968	54,543	44,955	(12,575)	-23.1%	(2,987)	-6.6%
Tennessee (3)	6,620	5,345	4,911	1,275	23.9%	1,709	34.8%
Texas	700	2,055	2,515	(1,355)	-65.9%	(1,815)	-72.2%
Total nonaccrual loans	54,410	65,128	61,131	(10,718)	-16.5%	(6,721)	-11.0%
Other real estate
Alabama	15,574	18,031	23,822	(2,457)	-13.6%	(8,248)	-34.6%
Florida	25,147	28,052	30,374	(2,905)	-10.4%	(5,227)	-17.2%
Mississippi (2)	16,659	14,435	13,180	2,224	15.4%	3,479	26.4%
Tennessee (3)	6,061	7,432	9,840	(1,371)	-18.4%	(3,779)	-38.4%
Texas	1,552	1,552	6,739	-	0.0%	(5,187)	-77.0%
Total other real estate	64,993	69,502	83,955	(4,509)	-6.5%	(18,962)	-22.6%
Total nonperforming assets	$119,403	$134,630	$145,086	$(15,227)	-11.3%	$(25,683)	-17.7%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$953	$3,382	$9,224	$(2,429)	-71.8%	$(8,271)	-89.7%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$25,570	$23,473	$15,165	$2,097	8.9%	$10,405	68.6%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2016	6/30/2016	9/30/2015	$ Change	% Change	$ Change	% Change
Beginning Balance	$71,796	$69,668	$71,166	$2,128	3.1%	$630	0.9%
Provision for loan losses	4,284	2,596	2,514	1,688	65.0%	1,770	70.4%
Charge-offs	(8,279)	(3,251)	(11,406)	(5,028)	n/m	3,127	-27.4%
Recoveries	3,070	2,783	3,333	287	10.3%	(263)	-7.9%
Net charge-offs	(5,209)	(468)	(8,073)	(4,741)	n/m	2,864	-35.5%
Ending Balance	$70,871	$71,796	$65,607	$(925)	-1.3%	$5,264	8.0%

PROVISION FOR LOAN LOSSES (4)
Alabama	$132	$1,189	$(70)	$(1,057)	-88.9%	$202	n/m
Florida	31	(364)	(1,430)	395	n/m	1,461	n/m
Mississippi (2)	703	(833)	4,221	1,536	n/m	(3,518)	-83.3%
Tennessee (3)	151	726	(1,050)	(575)	-79.2%	1,201	n/m
Texas	3,267	1,878	843	1,389	74.0%	2,424	n/m
Total provision for loan losses	$4,284	$2,596	$2,514	$1,688	65.0%	$1,770	70.4%

NET CHARGE-OFFS (4)
Alabama	$38	$436	$163	$(398)	-91.3%	$(125)	-76.7%
Florida	(169)	(595)	(1,090)	426	-71.6%	921	-84.5%
Mississippi (2)	2,484	(237)	7,391	2,721	n/m	(4,907)	-66.4%
Tennessee (3)	74	252	448	(178)	-70.6%	(374)	-83.5%
Texas	2,782	612	1,161	2,170	n/m	1,621	n/m
Total net charge-offs	$5,209	$468	$8,073	$4,741	n/m	$(2,864)	-35.5%

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Securities AFS-taxable	$2,249,109	$2,214,040	$2,211,479	$2,209,801	$2,269,763	$2,224,964	$2,238,822
Securities AFS-nontaxable	95,233	99,296	105,844	110,290	116,290	100,106	121,373
Securities HTM-taxable	1,115,053	1,122,463	1,142,434	1,145,397	1,151,673	1,126,608	1,138,424
Securities HTM-nontaxable	34,179	34,785	35,841	35,755	36,278	34,932	38,600
Total securities	3,493,574	3,470,584	3,495,598	3,501,243	3,574,004	3,486,610	3,537,219
Loans (including loans held for sale)	7,658,089	7,505,409	7,346,333	7,089,672	6,771,947	7,503,842	6,630,143
Acquired loans:
Noncovered loans	306,809	335,012	361,772	384,306	421,262	334,430	461,774
Covered loans	10,464	14,728	16,663	18,341	18,982	13,939	21,033
Fed funds sold and rev repos	1,352	1,263	382	1,384	1,167	1,000	650
Other earning assets	68,706	64,000	66,702	68,016	58,534	66,477	48,759
Total earning assets	11,538,994	11,390,996	11,287,450	11,062,962	10,845,896	11,406,298	10,699,578
Allowance for loan losses	(82,301)	(83,614)	(81,138)	(78,652)	(84,482)	(82,351)	(83,611)
Cash and due from banks	299,670	271,135	281,912	272,562	266,174	284,295	276,151
Other assets	1,243,854	1,240,846	1,253,282	1,266,712	1,286,189	1,245,988	1,292,685
Total assets	$13,000,217	$12,819,363	$12,741,506	$12,523,584	$12,313,777	$12,854,230	$12,184,803

Interest-bearing demand deposits	$1,848,084	$1,830,107	$1,866,043	$1,917,598	$1,915,567	$1,848,078	$1,896,046
Savings deposits	3,101,161	3,221,850	3,188,916	2,963,318	3,059,183	3,170,389	3,178,675
Time deposits less than $100,000	961,641	978,678	994,406	1,033,233	1,072,373	978,181	1,104,339
Time deposits of $100,000 or more	705,704	699,886	683,170	687,635	712,910	696,288	749,651
Total interest-bearing deposits	6,616,590	6,730,521	6,732,535	6,601,784	6,760,033	6,692,936	6,928,711
Fed funds purchased and repos	481,071	488,512	517,180	563,424	528,232	495,535	482,740
Short-term borrowings	311,473	319,288	413,616	733,365	534,931	347,992	307,821
Long-term FHLB advances	751,095	597,269	501,144	50,078	1,195	616,994	1,217
Subordinated notes	49,988	49,980	49,972	49,964	49,955	49,980	49,947
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	8,272,073	8,247,426	8,276,303	8,060,471	7,936,202	8,265,293	7,832,292
Noninterest-bearing deposits	3,060,331	2,927,469	2,836,283	2,839,894	2,771,186	2,941,795	2,762,064
Other liabilities	136,971	131,627	134,236	141,925	137,134	134,287	136,754
Total liabilities	11,469,375	11,306,522	11,246,822	11,042,290	10,844,522	11,341,375	10,731,110
Shareholders' equity	1,530,842	1,512,841	1,494,684	1,481,294	1,469,255	1,512,855	1,453,693
Total liabilities and equity	$13,000,217	$12,819,363	$12,741,506	$12,523,584	$12,313,777	$12,854,230	$12,184,803

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Cash and due from banks	$383,945	$322,049	$228,498	$277,751	$220,052
Fed funds sold and rev repos	500	3,198	—	250	—
Securities available for sale	2,410,947	2,388,306	2,368,120	2,345,422	2,382,822
Securities held to maturity	1,143,234	1,173,204	1,168,203	1,187,818	1,178,440
Loans held for sale (LHFS)	242,097	213,546	191,028	160,189	173,679
Loans held for investment (LHFI)	7,499,204	7,405,181	7,268,022	7,091,385	6,791,643
Allowance for loan losses	(70,871)	(71,796)	(69,668)	(67,619)	(65,607)
Net LHFI	7,428,333	7,333,385	7,198,354	7,023,766	6,726,036
Acquired loans:
Noncovered loans	291,825	325,196	349,781	372,711	400,528
Covered loans	3,912	13,839	14,974	17,700	18,645
Allowance for loan losses, acquired loans	(11,380)	(12,480)	(13,535)	(11,992)	(12,185)
Net acquired loans	284,357	326,555	351,220	378,419	406,988
Net LHFI and acquired loans	7,712,690	7,659,940	7,549,574	7,402,185	7,133,024
Premises and equipment, net	190,930	192,732	194,453	195,656	196,558
Mortgage servicing rights	65,514	62,814	68,208	74,007	69,809
Goodwill	366,156	366,156	366,156	366,156	365,500
Identifiable intangible assets	22,366	24,058	25,751	27,546	30,129
Other real estate, excluding covered other real estate	64,993	69,502	71,806	77,177	83,955
Covered other real estate	—	388	496	1,651	2,865
FDIC indemnification asset	—	—	506	738	1,749
Other assets	558,166	554,456	542,397	562,350	551,694
Total assets	$13,161,538	$13,030,349	$12,775,196	$12,678,896	$12,390,276

Deposits:
Noninterest-bearing	$3,111,603	$2,921,016	$2,874,306	$2,998,694	$2,787,454
Interest-bearing	6,574,098	6,610,508	6,759,337	6,589,536	6,624,950
Total deposits	9,685,701	9,531,524	9,633,643	9,588,230	9,412,404
Fed funds purchased and repos	514,918	606,336	466,436	441,042	534,204
Short-term borrowings	412,792	360,434	411,385	412,617	709,845
Long-term FHLB advances	751,075	751,106	501,124	501,155	1,173
Subordinated notes	49,993	49,985	49,977	49,969	49,961
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	150,442	145,641	142,519	150,970	144,077
Total liabilities	11,626,777	11,506,882	11,266,940	11,205,839	10,913,520
Common stock	14,090	14,090	14,093	14,076	14,076
Capital surplus	365,553	364,516	363,979	361,467	360,494
Retained earnings	1,172,193	1,157,025	1,151,757	1,142,908	1,130,766
Accum other comprehensive loss, net of tax	(17,075)	(12,164)	(21,573)	(45,394)	(28,580)
Total shareholders' equity	1,534,761	1,523,467	1,508,256	1,473,057	1,476,756
Total liabilities and equity	$13,161,538	$13,030,349	$12,775,196	$12,678,896	$12,390,276

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Interest and fees on LHFS & LHFI-FTE	$80,649	$77,777	$76,235	$74,383	$72,951	$234,661	$214,155
Interest and fees on acquired loans	6,781	8,051	7,022	11,910	11,607	21,854	39,242
Interest on securities-taxable	19,351	19,402	20,086	21,149	20,264	58,839	59,581
Interest on securities-tax exempt-FTE	1,388	1,429	1,497	1,565	1,609	4,314	5,086
Interest on fed funds sold and rev repos	5	4	1	4	2	10	4
Other interest income	223	200	230	402	392	653	1,177
Total interest income-FTE	108,397	106,863	105,071	109,413	106,825	320,331	319,245
Interest on deposits	3,208	3,122	3,038	3,000	3,147	9,368	9,598
Interest on fed funds pch and repos	411	404	431	274	205	1,246	527
Other interest expense	2,603	2,428	2,389	1,987	1,811	7,420	5,074
Total interest expense	6,222	5,954	5,858	5,261	5,163	18,034	15,199
Net interest income-FTE	102,175	100,909	99,213	104,152	101,662	302,297	304,046
Provision for loan losses, LHFI	4,284	2,596	2,243	3,043	2,514	9,123	5,332
Provision for loan losses, acquired loans	691	607	1,309	997	1,256	2,607	2,428
Net interest income after provision-FTE	97,200	97,706	95,661	100,112	97,892	290,567	296,286
Service charges on deposit accounts	11,677	11,051	11,081	11,961	12,400	33,809	35,405
Insurance commissions	10,074	9,638	8,593	8,501	9,906	28,305	27,923
Wealth management	7,571	8,009	7,407	7,831	7,790	22,987	23,538
Bank card and other fees	6,756	7,436	6,918	7,156	6,964	21,110	21,142
Mortgage banking, net	7,364	6,721	8,699	4,287	7,443	22,784	25,889
Other, net	1,274	1,372	888	(466)	1,470	3,534	(18)
Nonint inc-excl sec gains (losses), net	44,716	44,227	43,586	39,270	45,973	132,529	133,879
Security gains (losses), net	—	—	(310)	—	—	(310)	—
Total noninterest income	44,716	44,227	43,276	39,270	45,973	132,219	133,879
Salaries and employee benefits	57,250	67,018	57,201	57,366	58,270	181,469	172,832
Services and fees	14,947	14,522	14,475	13,717	14,691	43,944	43,817
Net occupancy-premises	6,440	5,928	6,188	6,304	6,580	18,556	19,014
Equipment expense	6,063	5,896	6,094	6,105	5,877	18,053	17,754
FDIC assessment expense	2,911	2,959	2,811	2,614	2,559	8,681	8,114
Other real estate expense	(1,313)	1,193	181	(518)	3,385	61	5,421
Other expense	11,610	12,663	11,994	13,032	12,198	36,267	36,090
Total noninterest expense	97,908	110,179	98,944	98,620	103,560	307,031	303,042
Income before income taxes and tax eq adj	44,008	31,754	39,993	40,762	40,305	115,755	127,123
Tax equivalent adjustment	4,611	4,532	4,473	4,334	4,056	13,616	12,099
Income before income taxes	39,397	27,222	35,520	36,428	36,249	102,139	115,024
Income taxes	8,415	5,719	8,517	8,570	7,819	22,651	26,844
Net income	$30,982	$21,503	$27,003	$27,858	$28,430	$79,488	$88,180

Per share data
Earnings per share - basic	$0.46	$0.32	$0.40	$0.41	$0.42	$1.18	$1.31

Earnings per share - diluted	$0.46	$0.32	$0.40	$0.41	$0.42	$1.17	$1.30

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	67,625,085	67,619,571	67,609,662	67,557,991	67,557,395	67,618,131	67,546,786

Diluted	67,793,203	67,770,174	67,746,592	67,734,109	67,707,456	67,771,125	67,677,206

Period end shares outstanding	67,626,939	67,623,601	67,639,832	67,559,128	67,557,395	67,626,939	67,557,395

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Nonaccrual loans
Alabama	$1,403	$1,379	$1,788	$1,776	$1,306
Florida	3,719	1,806	4,952	5,180	7,444
Mississippi (2)	41,968	54,543	56,590	40,754	44,955
Tennessee (3)	6,620	5,345	5,849	5,106	4,911
Texas	700	2,055	1,515	2,496	2,515
Total nonaccrual loans	54,410	65,128	70,694	55,312	61,131
Other real estate
Alabama	15,574	18,031	19,137	21,578	23,822
Florida	25,147	28,052	27,907	29,579	30,374
Mississippi (2)	16,659	14,435	14,511	14,312	13,180
Tennessee (3)	6,061	7,432	8,699	9,974	9,840
Texas	1,552	1,552	1,552	1,734	6,739
Total other real estate	64,993	69,502	71,806	77,177	83,955
Total nonperforming assets	$119,403	$134,630	$142,500	$132,489	$145,086

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$953	$3,382	$611	$2,300	$9,224

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$25,570	$23,473	$24,110	$21,812	$15,165

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Beginning Balance	$71,796	$69,668	$67,619	$65,607	$71,166	$67,619	$69,616
Provision for loan losses	4,284	2,596	2,243	3,043	2,514	9,123	5,332
Charge-offs	(8,279)	(3,251)	(3,363)	(3,781)	(11,406)	(14,893)	(18,688)
Recoveries	3,070	2,783	3,169	2,750	3,333	9,022	9,347
Net charge-offs	(5,209)	(468)	(194)	(1,031)	(8,073)	(5,871)	(9,341)
Ending Balance	$70,871	$71,796	$69,668	$67,619	$65,607	$70,871	$65,607

PROVISION FOR LOAN LOSSES (4)
Alabama	$132	$1,189	$540	$1,453	$(70)	$1,861	$1,314
Florida	31	(364)	(818)	(1,357)	(1,430)	(1,151)	(765)
Mississippi (2)	703	(833)	1,848	1,842	4,221	1,718	3,538
Tennessee (3)	151	726	138	182	(1,050)	1,015	(101)
Texas	3,267	1,878	535	923	843	5,680	1,346
Total provision for loan losses	$4,284	$2,596	$2,243	$3,043	$2,514	$9,123	$5,332

NET CHARGE-OFFS (4)
Alabama	$38	$436	$63	$422	$163	$537	$523
Florida	(169)	(595)	(674)	(389)	(1,090)	(1,438)	(579)
Mississippi (2)	2,484	(237)	(74)	925	7,391	2,173	8,562
Tennessee (3)	74	252	8	188	448	334	337
Texas	2,782	612	871	(115)	1,161	4,265	498
Total net charge-offs	$5,209	$468	$194	$1,031	$8,073	$5,871	$9,341

(1) - Excludes acquired loans and covered other real estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes acquired loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2016
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Return on equity	8.05%	5.72%	7.27%	7.46%	7.68%	7.02%	8.11%
Return on average tangible equity	11.16%	8.08%	10.26%	10.61%	10.96%	9.85%	11.62%
Return on assets	0.95%	0.67%	0.85%	0.88%	0.92%	0.83%	0.97%
Interest margin - Yield - FTE	3.74%	3.77%	3.74%	3.92%	3.91%	3.75%	3.99%
Interest margin - Cost	0.21%	0.21%	0.21%	0.19%	0.19%	0.21%	0.19%
Net interest margin - FTE	3.52%	3.56%	3.54%	3.74%	3.72%	3.54%	3.80%
Efficiency ratio (1)	63.81%	67.20%	66.87%	66.03%	67.87%	65.95%	66.78%
Full-time equivalent employees	2,787	2,818	2,946	2,941	2,963

CREDIT QUALITY RATIOS (2)
Net charge-offs/average loans	0.27%	0.03%	0.01%	0.06%	0.47%	0.10%	0.19%
Provision for loan losses/average loans	0.22%	0.14%	0.12%	0.17%	0.15%	0.16%	0.11%
Nonperforming loans/total loans (incl LHFS)	0.70%	0.85%	0.95%	0.76%	0.88%
Nonperforming assets/total loans (incl LHFS)	1.54%	1.77%	1.91%	1.83%	2.08%
Nonperforming assets/total loans (incl LHFS) +ORE	1.53%	1.75%	1.89%	1.81%	2.06%
ALL/total loans (excl LHFS)	0.95%	0.97%	0.96%	0.95%	0.97%
ALL-commercial/total commercial loans	1.02%	1.05%	1.06%	1.05%	1.07%
ALL-consumer/total consumer and home mortgage loans	0.68%	0.70%	0.65%	0.66%	0.67%
ALL/nonperforming loans	130.25%	110.24%	98.55%	122.25%	107.32%
ALL/nonperforming loans (excl specifically reviewed impaired loans)	256.56%	231.13%	203.24%	210.32%	206.72%

CAPITAL RATIOS
Total equity/total assets	11.66%	11.69%	11.81%	11.62%	11.92%
Tangible equity/tangible assets	8.97%	8.97%	9.01%	8.79%	9.01%
Tangible equity/risk-weighted assets	11.85%	11.85%	11.84%	11.68%	12.24%
Tier 1 leverage ratio	9.92%	9.93%	9.93%	10.03%	10.09%
Common equity tier 1 capital ratio	12.35%	12.32%	12.41%	12.57%	13.00%
Tier 1 risk-based capital ratio	12.97%	12.94%	13.04%	13.21%	13.66%
Total risk-based capital ratio	13.82%	13.82%	13.92%	14.07%	14.66%

STOCK PERFORMANCE
Market value-Close	$27.56	$24.85	$23.03	$23.04	$23.17
Book value	$22.69	$22.53	$22.30	$21.80	$21.86
Tangible book value	$16.95	$16.76	$16.50	$15.98	$16.00

(1) - The efficiency ratio is noninterest expense to total net interest income (FTE) and noninterest income, excluding security gains (losses), amortization of partnership tax credits, amortization of purchased intangibles, and nonroutine income and expense items.

(2) - Excludes acquired loans and covered other real estate

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$58,234	$61,359	$63,814	$68,135	$71,282
Issued by U.S. Government sponsored agencies	283	286	286	281	23,016
Obligations of states and political subdivisions	124,641	129,285	135,655	138,609	147,794
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	36,788	29,282	25,081	25,812	26,651
Issued by FNMA and FHLMC	561,989	428,542	330,558	225,542	177,411
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,374,399	1,474,357	1,540,541	1,582,860	1,630,402
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	254,613	265,195	272,185	279,226	279,609
Asset-backed securities and structured financial products	—	—	—	24,957	26,657
Total securities available for sale	$2,410,947	$2,388,306	$2,368,120	$2,345,422	$2,382,822

SECURITIES HELD TO MATURITY
U.S. Government agency obligations
Issued by U.S. Government sponsored agencies	$3,636	$31,142	$63,085	$101,782	$101,578
Obligations of states and political subdivisions	52,937	53,473	54,278	55,892	56,661
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	16,183	16,415	16,590	17,363	17,783
Issued by FNMA and FHLMC	39,989	42,267	9,871	10,368	10,669
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	831,662	824,175	818,201	820,012	808,763
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	198,827	205,732	206,178	182,401	182,986
Total securities held to maturity	$1,143,234	$1,173,204	$1,168,203	$1,187,818	$1,178,440

During 2013, Trustmark reclassified approximately $1.099 billion of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $46.6 million ($28.8 million, net of tax). The net unrealized holding loss is amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.  At September 30, 2016, the net unamortized, unrealized loss on the transferred securities included in accumulated other comprehensive loss in the accompanying balance sheet totaled approximately $25.7 million ($15.8 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 95% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 2 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Loans secured by real estate:
Construction, land development and other land loans	$766,685	$718,438	$697,500	$824,723	$785,472
Secured by 1-4 family residential properties	1,592,453	1,620,013	1,640,015	1,649,501	1,638,639
Secured by nonfarm, nonresidential properties	1,916,153	1,900,784	1,893,240	1,736,476	1,604,453
Other real estate secured	317,680	323,734	273,752	211,228	225,523
Commercial and industrial loans	1,421,382	1,466,511	1,368,464	1,343,211	1,270,277
Consumer loans	170,073	166,436	164,544	169,135	169,509
State and other political subdivision loans	875,973	805,401	787,049	734,615	677,539
Other loans	438,805	403,864	443,458	422,496	420,231
LHFI	7,499,204	7,405,181	7,268,022	7,091,385	6,791,643
Allowance for loan losses	(70,871)	(71,796)	(69,668)	(67,619)	(65,607)
Net LHFI	$7,428,333	$7,333,385	$7,198,354	$7,023,766	$6,726,036

ACQUIRED NONCOVERED LOANS BY TYPE	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Loans secured by real estate:
Construction, land development and other land loans	$25,040	$37,682	$41,097	$41,623	$45,299
Secured by 1-4 family residential properties	72,689	73,313	81,314	86,950	96,870
Secured by nonfarm, nonresidential properties	110,606	115,989	126,177	135,626	146,614
Other real estate secured	20,903	24,015	24,374	23,860	23,816
Commercial and industrial loans	39,519	49,639	51,663	55,075	57,748
Consumer loans	3,878	4,295	5,027	5,641	6,295
Other loans	19,190	20,263	20,129	23,936	23,886
Noncovered loans	291,825	325,196	349,781	372,711	400,528
Allowance for loan losses	(11,330)	(12,218)	(13,212)	(11,259)	(11,417)
Net noncovered loans	$280,495	$312,978	$336,569	$361,452	$389,111

ACQUIRED COVERED LOANS BY TYPE (1)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Loans secured by real estate:
Construction, land development and other land loans	$—	$334	$387	$1,021	$966
Secured by 1-4 family residential properties	3,912	8,363	8,564	10,058	10,546
Secured by nonfarm, nonresidential properties	—	3,709	3,679	4,638	5,363
Other real estate secured	—	1,257	1,132	1,286	1,511
Commercial and industrial loans	—	121	1,143	624	205
Consumer loans	—	—	—	—	—
Other loans	—	55	69	73	54
Covered loans	3,912	13,839	14,974	17,700	18,645
Allowance for loan losses	(50)	(262)	(323)	(733)	(768)
Net covered loans	$3,862	$13,577	$14,651	$16,967	$17,877

(1) Trustmark’s loss share agreement with the FDIC covering the acquired covered loans other than loans secured by 1-4 family residential properties expired on June 30, 2016.  Trustmark’s loss share agreement with the FDIC covering the acquired covered loans secured by 1-4 family residential properties will expire in 2021.  Effective July 1, 2016, all acquired covered loans excluding the acquired covered loans secured by 1-4 family residential properties were reclassified to acquired noncovered loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

	September 30, 2016
LHFI - COMPOSITION BY REGION (1)	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$766,685	$138,256	$64,664	$269,498	$55,915	$238,352
Secured by 1-4 family residential properties	1,592,453	73,672	47,011	1,350,883	103,739	17,148
Secured by nonfarm, nonresidential properties	1,916,153	264,483	164,480	890,783	135,327	461,080
Other real estate secured	317,680	22,415	3,934	144,864	17,762	128,705
Commercial and industrial loans	1,421,382	150,892	18,288	683,042	288,595	280,565
Consumer loans	170,073	20,109	3,688	126,228	17,917	2,131
State and other political subdivision loans	875,973	76,432	29,602	554,403	32,607	182,929
Other loans	438,805	37,715	18,716	300,260	61,811	20,303
Loans	$7,499,204	$783,974	$350,383	$4,319,961	$713,673	$1,331,213

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$58,673	$14,008	$19,480	$20,700	$1,831	$2,654
Development	49,186	6,315	7,246	20,929	619	14,077
Unimproved land	110,549	15,868	16,764	43,079	17,028	17,810
1-4 family construction	169,657	43,729	9,821	70,614	2,877	42,616
Other construction	378,620	58,336	11,353	114,176	33,560	161,195
Construction, land development and other land loans	$766,685	$138,256	$64,664	$269,498	$55,915	$238,352

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$290,139	$67,751	$36,384	$111,629	$21,601	$52,774
Office	232,940	32,747	31,247	78,121	6,212	84,613
Nursing homes/assisted living	97,159	—	—	90,351	6,808	—
Hotel/motel	192,610	46,418	21,482	50,589	25,916	48,205
Mini-storage	111,854	9,070	5,445	53,399	183	43,757
Industrial	88,693	9,498	9,236	24,944	5,254	39,761
Health care	25,162	2,587	837	21,738	—	—
Convenience stores	18,980	1,564	—	10,130	1,030	6,256
Other	70,253	5,814	10,879	22,849	2,841	27,870
Total income producing loans	1,127,790	175,449	115,510	463,750	69,845	303,236

Owner-occupied:
Office	144,046	15,775	23,995	77,336	6,971	19,969
Churches	86,329	8,785	2,125	44,829	23,370	7,220
Industrial warehouses	126,365	6,409	3,788	60,487	10,553	45,128
Health care	123,856	20,153	6,963	69,296	7,983	19,461
Convenience stores	87,992	7,466	2,375	53,596	1,204	23,351
Retail	35,657	3,983	5,127	20,749	2,048	3,750
Restaurants	32,028	3,593	1,149	21,656	3,529	2,101
Auto dealerships	14,542	8,944	42	4,393	1,163	—
Other	137,548	13,926	3,406	74,691	8,661	36,864
Total owner-occupied loans	788,363	89,034	48,970	427,033	65,482	157,844
Loans secured by nonfarm, nonresidential properties	$1,916,153	$264,483	$164,480	$890,783	$135,327	$461,080

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Securities – taxable	2.29%	2.34%	2.41%	2.50%	2.35%	2.35%	2.36%
Securities – nontaxable	4.27%	4.29%	4.25%	4.25%	4.18%	4.27%	4.25%
Securities – total	2.36%	2.41%	2.48%	2.57%	2.43%	2.42%	2.44%
Loans - LHFI & LHFS	4.19%	4.17%	4.17%	4.16%	4.27%	4.18%	4.32%
Acquired loans	8.50%	9.26%	7.46%	11.74%	10.46%	8.38%	10.87%
Loans - total	4.36%	4.39%	4.33%	4.57%	4.65%	4.36%	4.76%
FF sold & rev repo	1.47%	1.27%	1.05%	1.15%	0.68%	1.34%	0.82%
Other earning assets	1.29%	1.26%	1.39%	2.34%	2.66%	1.31%	3.23%
Total earning assets	3.74%	3.77%	3.74%	3.92%	3.91%	3.75%	3.99%

Interest-bearing deposits	0.19%	0.19%	0.18%	0.18%	0.18%	0.19%	0.19%
FF pch & repo	0.34%	0.33%	0.34%	0.19%	0.15%	0.34%	0.15%
Other borrowings	0.88%	0.95%	0.94%	0.88%	1.11%	0.92%	1.61%
Total interest-bearing liabilities	0.30%	0.29%	0.28%	0.26%	0.26%	0.29%	0.26%

Net interest margin	3.52%	3.56%	3.54%	3.74%	3.72%	3.54%	3.80%
Net interest margin excluding acquired loans	3.38%	3.38%	3.40%	3.43%	3.43%	3.39%	3.47%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding acquired loans, which equals reported net interest income-FTE excluding interest income on acquired loans, annualized, as a percent of average earning assets excluding average acquired loans.  The net interest margin decreased 4 basis points during the third quarter of 2016.  The decline was primarily due to a $1.4 million reduction in accretion income and recoveries on settlement of debt for acquired loans during the third quarter of 2016 compared to the second quarter of 2016.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $1.2 million for the quarter ended September 30, 2016 compared to a net positive ineffectiveness of $479 thousand for the quarter ended September 30, 2015.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Mortgage servicing income, net	$5,271	$5,177	$5,058	$5,126	$4,906	$15,506	$14,499
Change in fair value-MSR from runoff	(2,862)	(2,500)	(2,005)	(2,091)	(2,636)	(7,367)	(7,436)
Gain on sales of loans, net	6,410	5,480	2,591	4,656	4,479	14,481	13,309
Other, net	(299)	498	2,642	(1,433)	215	2,841	1,666
Mortgage banking income before hedge ineffectiveness	8,520	8,655	8,286	6,258	6,964	25,461	22,038
Change in fair value-MSR from market changes	381	(7,033)	(6,866)	2,010	(4,141)	(13,518)	(433)
Change in fair value of derivatives	(1,537)	5,099	7,279	(3,981)	4,620	10,841	4,284
Net (negative) positive hedge ineffectiveness	(1,156)	(1,934)	413	(1,971)	479	(2,677)	3,851
Mortgage banking, net	$7,364	$6,721	$8,699	$4,287	$7,443	$22,784	$25,889

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 5 – Salaries and Employee Benefit Plans

Early Retirement Program

In April 2016, Trustmark announced a voluntary early retirement program (ERP) for associates age 60 and above with five or more years of service.  The cost of this program is reflected in a one-time, pre-tax charge of approximately $9.3 million (salaries and employee benefits expense of $9.1 million and other miscellaneous expense of $230 thousand), or $0.085 per basic share net of tax, in Trustmark’s second quarter 2016 earnings.

As a result of the ERP, during the third quarter of 2016 Trustmark realized savings of $1.9 million in salaries and employee benefits expense and incurred additional pension expense of $236 thousand, which resulted from additional settlements from pension lump sum elections.

Defined Benefit Pension Plan

Trustmark maintains a noncontributory tax-qualified defined benefit pension plan (Trustmark Capital Accumulation Plan, the “Plan”), in which substantially all associates who began employment prior to 2007 participate.  The Plan provides retirement benefits that are based on the length of credited service and final average compensation, as defined in the Plan, and vest upon three years of service.  Benefit accruals under the plan have been frozen since 2009, with the exception of certain associates covered through plans obtained in acquisitions that were subsequently merged into the Plan.  Other than the associates covered through these acquired plans that were merged into the Plan, associates have not earned additional benefits, except for interest as required by law, since the Plan was frozen.  Current and former associates who participate in the Plan retain their right to receive benefits that accrued before the Plan was frozen.

On July 26, 2016, the Board of Directors of Trustmark authorized the termination of the Plan, effective as of December 31, 2016. To satisfy commitments made by Trustmark to associates (collectively, the “Continuing Associates”) covered through acquired plans that were merged into the Plan, the Board also approved the spin-off of the portion of the Plan associated with the accrued benefits of the Continuing Associates into a new plan titled the Trustmark Corporation Pension Plan for Certain Employees of Acquired Financial Institutions (the “Spin-Off Plan”), effective as of December 31, 2016, immediately prior to the termination of the Plan.

In order to terminate the Plan, in accordance with Internal Revenue Service and Pension Benefit Guaranty Corporation requirements, Trustmark is required to fully fund the Plan on a termination basis and will contribute the additional assets necessary to do so. The final distributions will be made from current plan assets and a one-time pension settlement expense will be recognized when paid by Trustmark during the second quarter of 2017.  Further, as a result of Trustmark’s de-risking investment strategy for the Plan as of June 30, 2016, the expected rate of return on plan assets during the second half of 2016 will decrease from 6.0% to 2.5%.  Accordingly, Trustmark's increased periodic benefit costs for the Plan during the third quarter of 2016 was $664 thousand.  Participants in the Plan will have a choice of receiving a lump sum cash payment or annuity payments under a group annuity contract purchased from an insurance carrier, subject to certain exceptions. As a result of the termination of the Plan, each participant will become fully vested in his or her accrued benefits under the Plan.

The Board reserved the right to defer or revoke the termination of the Plan if circumstances change such that deferral or revocation would be warranted, but has no intent to do so at this time.

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Partnership amortization for tax credit purposes	$(2,479)	$(2,479)	$(2,479)	$(3,015)	$(2,083)	$(7,437)	$(7,035)
(Decrease) increase in FDIC indemnification asset	(72)	(118)	(99)	(827)	82	(289)	(2,686)
Increase in life insurance cash surrender value	1,746	1,702	1,692	1,667	1,687	5,140	5,035
Other miscellaneous income	2,079	2,267	1,774	1,709	1,784	6,120	4,668
Total other, net	$1,274	$1,372	$888	$(466)	$1,470	$3,534	$(18)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Loan expense	$3,336	$3,024	$3,043	$3,356	$3,416	$9,403	$9,479
Amortization of intangibles	1,692	1,692	1,796	1,927	1,942	5,180	5,892
Other miscellaneous expense	6,582	7,947	7,155	7,749	6,840	21,684	20,719
Total other expense	$11,610	$12,663	$11,994	$13,032	$12,198	$36,267	$36,090

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2016
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,530,842	$1,512,841	$1,494,684	$1,481,294	$1,469,255	$1,512,855	$1,453,693
Less: Goodwill		(366,156)	(366,156)	(366,156)	(365,945)	(365,500)	(366,156)	(365,500)
Identifiable intangible assets		(23,311)	(24,961)	(26,709)	(28,851)	(31,144)	(24,988)	(31,304)
Total average tangible equity		$1,141,375	$1,121,724	$1,101,819	$1,086,498	$1,072,611	$1,121,711	$1,056,889

PERIOD END BALANCES
Total shareholders' equity		$1,534,761	$1,523,467	$1,508,256	$1,473,057	$1,476,756
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(365,500)
Identifiable intangible assets		(22,366)	(24,058)	(25,751)	(27,546)	(30,129)
Total tangible equity	(a)	$1,146,239	$1,133,253	$1,116,349	$1,079,355	$1,081,127

TANGIBLE ASSETS
Total assets		$13,161,538	$13,030,349	$12,775,196	$12,678,896	$12,390,276
Less: Goodwill		(366,156)	(366,156)	(366,156)	(366,156)	(365,500)
Identifiable intangible assets		(22,366)	(24,058)	(25,751)	(27,546)	(30,129)
Total tangible assets	(b)	$12,773,016	$12,640,135	$12,383,289	$12,285,194	$11,994,647
Risk-weighted assets	(c)	$9,670,302	$9,559,816	$9,431,021	$9,242,902	$8,831,355

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$30,982	$21,503	$27,003	$27,858	$28,430	$79,488	$88,180
Plus: Intangible amortization net of tax		1,045	1,045	1,109	1,191	1,199	3,199	3,638
Net income adjusted for intangible amortization		$32,027	$22,548	$28,112	$29,049	$29,629	$82,687	$91,818
Period end common shares outstanding	(d)	67,626,939	67,623,601	67,639,832	67,559,128	67,557,395

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		11.16%	8.08%	10.26%	10.61%	10.96%	9.85%	11.62%
Tangible equity/tangible assets	(a)/(b)	8.97%	8.97%	9.01%	8.79%	9.01%
Tangible equity/risk-weighted assets	(a)/(c)	11.85%	11.85%	11.84%	11.68%	12.24%
Tangible book value	(a)/(d)*1,000	$16.95	$16.76	$16.50	$15.98	$16.00

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,534,761	$1,523,467	$1,508,256	$1,473,057	$1,476,756
AOCI-related adjustments		17,075	12,164	21,573	45,394	28,580
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(347,800)	(348,158)	(348,515)	(348,873)	(348,587)
Other adjustments and deductions for CET1 (2)		(9,307)	(10,042)	(10,861)	(7,980)	(8,888)
CET1 capital	(e)	1,194,729	1,177,431	1,170,453	1,161,598	1,147,861
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Less: additional tier 1 capital deductions		(276)	(328)	(434)	(1,063)	(1,287)
Additional tier 1 capital		59,724	59,672	59,566	58,937	58,713
Tier 1 capital		$1,254,453	$1,237,103	$1,230,019	$1,220,535	$1,206,574

Common equity tier 1 capital ratio	(e)/(c)	12.35%	12.32%	12.41%	12.57%	13.00%

(1) Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity

(2) Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAS), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2016
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures, including net income adjusted for significant non-routine transactions, because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance.  Trustmark views net income adjusted for significant non-routine transactions as a measure of our core operating business, which excludes the impact of the items detailed below, as these items are generally not operational in nature.  This non-GAAP measure also provides another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items.  Readers are cautioned that these adjustments are not permitted under GAAP.  Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented ($ in thousands, except per share data):

	Quarter Ended				Nine Months Ended
	9/30/2016		9/30/2015		9/30/2016		9/30/2015
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$30,982	$0.457	$28,430	$0.420	$79,488	$1.173	$88,180	$1.303

Significant non-routine transactions (net of taxes):
Non-routine early retirement
program expense	146	0.002	—	—	5,884	0.087	—	—
Non-routine pension expense due to
de-risking strategy in Plan assets portfolio	410	0.006	—	—	410	0.006	—	—
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$31,538	$0.465	$28,430	$0.420	$85,782	$1.266	$88,180	$1.303

	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)	(GAAP)	(Non-GAAP)

Return on equity	8.05%	8.20%	7.68%	n/a	7.02%	7.57%	8.11%	n/a
Return on average tangible equity	11.16%	11.36%	10.96%	n/a	9.85%	10.60%	11.62%	n/a
Return on assets	0.95%	0.97%	0.92%	n/a	0.83%	0.89%	0.97%	n/a

n/a - not applicable